64265970.6 Execution Version FIRST AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS THIS FIRST AMENDMENT TO LOAN AGREEMENT AND OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), dated as of July 10, 2024 (the “Amendment Date”), is made by and among OP USA DEBT HOLDINGS II LIMITED PARTNERSHIP, an Ontario limited partnership (as successor-by-assignment to OPG Hermes Investments (DE) LLC, a Delaware limited liability company) (together with its successors and/or assigns, “Lender”), COMPLEX THERAPEUTICS LLC, a Delaware limited liability company (“Borrower”), and INSTIL BIO, INC., a Delaware corporation (“Guarantor”). RECITALS A. Borrower and Lender entered into that certain Loan Agreement dated as of June 10, 2022 (the “Closing Date”), among Borrower and Lender (as the same may be amended, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender has made a loan to Borrower in the maximum principal amount of up to FIFTY- FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) (the “Loan”). B. The Loan is evidenced by the Note (as defined in the Loan Agreement) and secured by the Security Instrument (as defined in the Loan Agreement). C. Borrower has requested that Lender agree to make certain modifications to the Loan Agreement as set forth herein (the “Specified Modification”). D. Lender is willing to agree to the Specified Modification and, in connection therewith, modify certain provisions of the Loan Agreement as set forth herein, provided, that, and, in connection therewith, each of Borrower and Guarantor executes and delivers to Lender this Amendment. E. Guarantor is the owner of a direct or indirect interest in Borrower, and Guarantor has directly benefited from, and will continue to benefit from, Lender making the Loan to Borrower. F. Guarantor executed in favor of Lender the Guarantees (as defined in the Loan Agreement) and the Environmental Indemnity (as defined in the Loan Agreement). G. Lender and Borrower and Guarantor desire to amend the Loan Agreement and the other Loan Documents as set forth in this Amendment. NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows: AGREEMENT

2 64265970.6 1. Definitions. All capitalized terms used herein and not specifically defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement. To the extent of any conflict, the definitions set forth in this Amendment shall control. The definition of, and all references to, “Agreement” set forth in the Loan Agreement shall be deemed to include this Amendment. Additionally, the definitions of, and all references to, “Loan Agreement” and “Loan Documents” as set forth in the Loan Documents shall, in each case, be deemed to include this Amendment. 2. Representations and Warranties. (a) Borrower hereby represents, warrants and covenants with Lender as follows: (i) Borrower has the full power and authority to enter into and perform its obligations under this Amendment, and the execution, delivery and performance of this Amendment by Borrower (A) has been duly and validly authorized by all necessary action on the part of Borrower, (B) does not conflict with or result in a violation of Borrower’s partnership, operating or membership agreement or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, (C) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument by which Borrower is bound or to which it is a party, (D) does not result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents and Permitted Encumbrances) upon any asset or property of Borrower or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or Guarantor is a party or by which, as applicable, any of Borrower’s or Guarantor’s assets or properties is subject, and (E) does not result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over, as applicable, Borrower or Guarantor or any of Borrower’s or Guarantor’s assets or properties. (ii) This Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting rights of creditors and the enforcement of debtors’ obligations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (iii) No consent (other than the consent of a party hereto, which consent has already been provided), approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority is required for Borrower to enter into and perform its obligations under this Amendment, and Borrower hereby agrees to and does indemnify, defend and hold harmless Lender from and against any and all loss, damage or liability whatsoever, including, without limitation, attorneys’ fees and costs, arising from any failure to obtain the consent of any such Person which is not a party hereto. (iv) There is no pending, nor, to Borrower’s knowledge, is there any threatened, litigation proceeding involving the Property or Borrower’s ownership, leasing, operation or maintenance thereof.

3 64265970.6 (v) The Loan Documents, as modified by this Amendment, are in full force and effect and remain enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting rights of creditors and the enforcement of debtors’ obligations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The terms and conditions of the Loan Documents, including, without limitation, the prepayment charges, are commercially reasonable and constitute good faith and fair dealing on the part of Lender. (vi) No Default or Event of Default will be triggered by the execution, delivery or performance of this Amendment, and no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Loan Documents after giving effect to this Amendment. (vii) As of the date hereof, all representations and warranties made by Borrower in the Loan Agreement and in any other Loan Documents are true and correct in all material respects (except to the extent that such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty shall be true and correct) on and as of the date hereof with the same effect as if made on and as of the date hereof, except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect. (viii) As of the date hereof, (A) Borrower does not possess any defenses, claims, rights of set-off, counterclaims or other causes of action against Lender, including, but not limited to, setoff, estoppel, waiver, cancellation of instruments, rescission or excuse of performance, arising out of, or in connection with, the Loan Agreement or any of the other Loan Documents, or against any of the obligations evidenced or secured thereby, and (B) Lender is not in default of any of its obligations, and Lender has fully performed all of its obligations, in each case, under the Loan Documents. (ix) Mezzanine Borrower has entered into that certain First Amendment to Mezzanine Loan Agreement and Omnibus Amendment to Mezzanine Loan Documents, dated as of the date hereof, among Mezzanine Borrower, Guarantor and Mezzanine Lender, a true, correct and complete copy thereof is attached hereto as Exhibit A. (x) As of the date hereof, Guarantor satisfies the Financial Covenant Requirements. (xi) The outstanding principal amount of the Loan as of July 8, 2024 is $53,600,757.18. The outstanding principal amount of the Mezzanine Loan as of July 8, 2024 is $29,236,765.91. (xii) The Specified Tenant Lease (as defined in Section 3 below) is in full force and effect according to its terms, is the valid and binding obligation of the Specified Tenant (as defined in Section 3 below), and has not been modified, amended or supplemented since the date hereof. There exist no other agreements between Borrower and the applicable Specified

4 64265970.6 Tenant currently in effect concerning the Specified Tenant Lease. No party under the Specified Tenant Lease is in default under the Specified Tenant Lease. (xiii) Except for CBRE, neither Borrower nor any Affiliate of Borrower has dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the negotiation or execution of the Specified Tenant Lease. (b) Guarantor hereby represents, warrants and covenants with Lender as follows: (i) Guarantor has the full power and authority to enter into and perform its obligations under this Amendment, and the execution, delivery and performance of this Amendment by Guarantor (A) has been duly and validly authorized by all necessary action on the part of Guarantor, (B) does not conflict with or result in a violation of Guarantor’s partnership, operating or membership agreement or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, (C) does not conflict with or constitute a breach of, or constitute a default under, any contract, agreement or other instrument by which Guarantor is bound or to which it is a party, (D) does not result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents and Permitted Encumbrances) upon any asset or property of Borrower or Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, management agreement or other agreement or instrument to which Borrower or Guarantor is a party or by which, as applicable, any of Borrower’s or Guarantor’s assets or properties is subject, and (E) does not result in any violation of the provisions of any Legal Requirements of any Governmental Authority having jurisdiction over, as applicable, Borrower or Guarantor or any of Borrower’s or Guarantor’s assets or properties. (ii) This Amendment constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting rights of creditors and the enforcement of debtors’ obligations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (iii) No consent (other than the consent of a party hereto, which consent has already been provided), approval, authorization, order, registration or qualification of or with any court or any other Governmental Authority is required for Guarantor to enter into and perform its obligations under this Amendment, and Guarantor hereby agrees to and does indemnify, defend and hold harmless Lender from and against any and all loss, damage or liability whatsoever, including, without limitation, attorneys’ fees and costs, arising from any failure to obtain the consent of any such Person which is not a party hereto. (iv) The Loan Documents to which Guarantor is a party, as modified by this Amendment, are in full force and effect and remain enforceable in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws generally affecting rights of creditors and the enforcement of debtors’ obligations, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The terms and conditions of the Loan Documents to which Guarantor is a party, including, without

5 64265970.6 limitation, the prepayment charges, are commercially reasonable and constitute good faith and fair dealing on the part of Lender. (v) As of the date hereof, all representations and warranties made by Guarantor in the Loan Documents to which Guarantor is a party are true and correct in all material respects (except to the extent that such representation or warranty contains a materiality or similar qualifier, in which event, such representation or warranty shall be true and correct) on and as of the date hereof with the same effect as if made on and as of the date hereof, except for any changes in facts or circumstances occurring since the Closing Date that do not constitute a Default or Event of Default or were not caused by the occurrence of a Default or Event of Default and, in any event, do not result in a Material Adverse Effect. (vi) As of the date hereof, (A) Guarantor does not possess any defenses, claims, rights of set-off, counterclaims or other causes of action against Lender, including, but not limited to, setoff, estoppel, waiver, cancellation of instruments, rescission or excuse of performance, arising out of, or in connection with, the Loan Documents to which Guarantor is a party, or against any of the obligations evidenced or secured thereby, and (B) Lender is not in default of any of its obligations, and Lender has fully performed all of its obligations, in each case, under the Loan Documents. (vii) As of the date hereof, Guarantor satisfies the Financial Covenant Requirements. 3. Termination of Master Lease, Execution of Specified Tenant Lease, Guaranty and Consent of Lender: The parties hereto acknowledge and agree that (i) Borrower and Guarantor desire to terminate the Master Lease pursuant to that certain Lease Termination Agreement dated as of the date hereof (“Master Lease Termination Agreement”) and release one another from their respective obligations under the Master Lease, except as otherwise provided in the Master Lease Termination Agreement; (ii) Borrower desires to enter into that certain Lease by and between Borrower, as landlord, and ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership, as tenant, (“Specified Tenant”), dated as of the Amendment Date (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Specified Tenant Lease”) pursuant to which Borrower desires to lease the Property to Specified Tenant; (iii) in connection with the Specified Tenant Lease, Guarantor shall deliver to Lender that certain Guaranty of Payment, dated as of the Amendment Date, pursuant to which Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as defined therein) and (iv) pursuant to Sections 5.1.1(d) and 5.1.2(h) of the Loan Agreement, Lender hereby consents to the foregoing clauses (i) and (ii). 4. Amendment to Loan Agreement. In reliance on the representations, warranties and covenants set forth herein, effective as of the date of this Amendment, the Loan Agreement is hereby amended as follows: (a) The definition of “Cash Management Event” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following definition:

6 64265970.6 “Cash Management Event” means the existence of any of the following: (a) the Closing Date; (b) an Event of Default; (c) any Bankruptcy Action with respect to Borrower, Mezzanine Borrower, Specified Tenant, Guarantor, or any Affiliated Manager; (d) a Specified Tenant Trigger Event, or (e) except, so long as no other Cash Management Event has occurred under any of clauses (b), (c) or (d) of this definition, during the first twelve (12) months immediately following the Commencement Date (as defined in the Specified Tenant Lease) under the Specified Tenant Lease, the determination by Lender at any time that the Debt Yield is not at least eight and one-half percent (8.5%) (provided, that in the event of a failure of Borrower to deliver the information and documentation required under Section 5.1.1(f) by the required delivery date hereunder, at Lender’s option the Debt Yield will be presumed to be less than the levels required above unless and until such information and documentation are provided to Lender and demonstrate otherwise). (b) The definition of “Cash Management Termination Event” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following definition: “Cash Management Termination Event” means the occurrence of any of the following: (a) in the event the related Cash Management Event occurred as a result of an Event of Default, such Event of Default shall no longer exists (without implying that Borrower has a right to cure an Event of Default), no other Default or Event of Default then exists, and Lender shall not have otherwise accelerated the Loan, moved for a receiver, commenced foreclosure proceedings, or otherwise begun exercising remedies; (b) (i) in the event that the related Cash Management Event occurred as a result of a Bankruptcy Action relating to Borrower, Mezzanine Borrower, Specified Tenant or Guarantor, as applicable, such Bankruptcy Action no longer exists and there has been no Material Adverse Effect as a result thereof, and (ii) in the event that the related Cash Management Event occurred as a result of a Bankruptcy Action relating to any Affiliated Manager, the replacement of such Affiliated Manager in accordance with the terms and conditions of this Agreement, (c) in the event the related Cash Management Event occurred solely by a Specified Tenant Trigger Event, the achievement of a Specified Tenant Cure, and (d) with respect to the Cash Management Event described in clause (a) or (e) of the definition thereof, (i) Substantial Completion shall have occurred and (ii) Lender has determined that the Debt Yield is at least eight and one-half percent (8.5%) for two (2) consecutive calendar quarters. (c) The definition of “Guarantees” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following definition:

7 64265970.6 “Guarantees” means, collectively, the Recourse Guaranty, the Carry Cost Guaranty, the Completion Guaranty and the Equity Funding Guaranty, each dated as of the Closing Date, and the Payment Guaranty, dated as of Amendment Date, each from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. (d) The definition of “Loan Documents” set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following definition: “Loan Documents” means, collectively, this Agreement, the Note, the Security Instrument, the Guarantees, the Environmental Indemnity, the Assignment of Management Agreement, the Assignment of Agreements, the Assignment of General Contractor Agreement, each Architect Consent, each Engineer Consent, each Major Trade Contractor Consent, the Cash Management Agreement, the Clearing Account Agreement, any Assignment of Interest Rate Cap Agreement, the Closing Certificate, the Master Lease SNDA, the Specified Tenant SNDA and all other certificates, documents, agreements or instruments now or hereafter executed and/or delivered in connection with the Loan (as each may be amended, modified, extended, consolidated or supplemented from time to time). (e) The following definitions are hereby incorporated into Section 1.1 of the Loan Agreement: “First Amendment” shall mean that certain First Amendment to Loan Agreement And Omnibus Amendment to Loan Documents, dated as of the First Amendment Date, among Lender, Borrower and Guarantor. “First Amendment Date” shall mean the Amendment Date (as defined in the First Amendment). “Payment Guaranty” shall mean that certain Guaranty of Payment, dated as of the Amendment Date, from Guarantor to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Specified Tenant” shall mean, collectively and/or individually (as the context requires), (i) ASTRAZENECA PHARMACEUTICALS LP, a Delaware limited partnership, (ii) any Permitted Transferee (as defined in the Specified Lease) that becomes the tenant under the Specified Tenant Lease pursuant to an assignment of the Specified Tenant Lease (x) to which Borrower’s consent is not required and (y) which is in accordance with the express provisions of Section 31(A) of the Specified Tenant Lease, and (iii) any replacement tenant of the Specified Tenant Space approved by Lender pursuant to a replacement Lease entered into in accordance with this Agreement.

8 64265970.6 “Specified Tenant Cure” shall mean the earlier to occur of (I) with respect to a Specified Tenant Trigger Event occurring solely as a result of subclause (a)(i) of the definition of Specified Tenant Trigger Event, (x) such Specified Tenant has cured such monetary or non-monetary default (other than as a result of any waiver by Borrower) in a manner reasonably acceptable to Lender and no other default then exists under the applicable Specified Tenant Lease or (y) (A) Borrower has executed a Lease (or Leases) in form an substance acceptable to Lender with a replacement tenant acceptable to Lender for the entirety of the applicable Specified Tenant Space in question, (B) Borrower has satisfied all of its landlord work and delivery obligations under such lease and the applicable replacement tenant has confirmed same in writing, and (C) such replacement tenant(s) is in physical occupancy of its demised space, paying current rent and the applicable replacement tenant does not have the right to terminate such lease or offset rent due to the failure of Borrower to adequately and/or timely complete and deliver all landlord work and the applicable demised premises (the events described in this subclause (y), a “New Tenant Cure”), (II) for the Specified Tenant Trigger Event in subclause (a)(ii) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred or (y) (A) all the space demised to the Specified Tenant has been re-leased to such Specified Tenant upon terms and conditions acceptable to Lender, (B) Borrower has satisfied all of its landlord work and delivery obligations under such lease (if any) and the applicable Specified Tenant has confirmed same in writing, and (C) such Specified Tenant is in physical occupancy of its demised space, paying current rent and the applicable Specified Tenant does not have the right to terminate such lease or offset rent due to the failure of Borrower to adequately and/or timely complete and deliver all landlord work and the applicable demised premises, (III) for the Specified Tenant Trigger Event in subclause (a)(iii) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred or (y) the Specified Tenant resumes actual physical occupancy and operation of business in more than ninety percent (90%) of the applicable Specified Tenant Space, (IV) for the Specified Tenant Trigger Event in subclause (a)(iv) of the definition of Specified Tenant Trigger Event, such sublease has been terminated and the Specified Tenant is in full physical occupancy of the applicable Specified Tenant Space and paying current rent, (V) for the Specified Tenant Trigger Event in subclause (a)(v) of the definition of Specified Tenant Trigger Event, a New Tenant Cure has occurred, and (VI) for the Specified Tenant Trigger Event in subclause (b) of the definition of Specified Tenant Trigger Event, either (x) a New Tenant Cure has occurred or (y) the affirmation (without amendment) of the applicable Specified Tenant Lease or Specified Tenant Parent’s obligations thereunder, as applicable; provided, however, that in each case, a Specified Tenant Cure set forth in this definition shall be subject to the following conditions, (i) that no Event of Default shall have occurred and be continuing, (ii) no other Cash Management Event and no

9 64265970.6 other Specified Tenant Trigger Event has occurred and is continuing, and (iii) Borrower shall have paid all the out-of-pocket costs and expenses of Lender incurred in connection therewith (including reasonable attorneys’ fees and expenses). “Specified Tenant Lease” shall mean, collectively and/or individually (as the context requires), each Lease at the Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder or any other agreement with any Specified Tenant Parent relating to the applicable Specified Tenant Lease), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified in accordance with the terms of this Agreement. “Specified Tenant Parent” shall mean, with respect to any Specified Tenant, any guarantor or indemnitor of such Specified Tenant’s liabilities and obligations under the applicable Specified Tenant Lease. “Specified Lease Payments” shall mean all Rent (as defined in the Specified Lease) paid by Specified Tenant pursuant to the Specified Lease. “Specified Tenant SNDA” shall mean that certain Subordination, Non- Disturbance and Attornment Agreement, dated as of the Amendment Date, among Lender, Borrower and Specified Tenant, with respect to the Specified Lease, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof. “Specified Tenant Space” shall mean the entire portion of the Property demised as of the date hereof to the Specified Tenant pursuant to the Specified Tenant Lease. “Specified Tenant Trigger Event” shall mean with respect to any Specified Tenant, that such Specified Tenant (a) (i) is in monetary or non- monetary default under its Specified Tenant Lease beyond applicable notice and cure periods, (ii) terminates, cancels or rejects (or gives notice of its intention to terminate, cancel or reject) its Specified Tenant Lease, (iii) goes dark at the Property, is not in physical occupancy or is otherwise not open or operating its business with respect to ninety percent (90%) or more of its Specified Tenant Space, in each case for more than thirty (30) days, (iv) subleases or licenses any material portion of its Specified Tenant Space to any Person without the prior written consent of Lender, except any sublease that constitutes a Permitted Transfer (as defined in the Specified Lease) (x) to which Borrower’s consent is not required and (y) which is in accordance with the express provisions of Section 31(A) of the Specified Tenant Lease, and/or (v) does not renew (or gives notice of intention to not renew, including by failing to timely deliver any notice required in connection with any renewal options set forth in the Specified Tenant Lease) its Specified Tenant Lease; or (b) is or its Specified Tenant Parent is the subject of any bankruptcy

10 64265970.6 proceeding or takes advantage of (or announces its intent to take advantage of) any rights under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law. (f) Section 4.1.2(l) of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following provision: “(l) Leases. (i) The Property is not subject to any Leases other than the Specified Tenant Lease, and the demised premises under the Specified Tenant Lease constitute the entirety of the Land and the Improvements. The initial term of the Specified Tenant Lease does not expire prior to the date that is fifteen (15) years following the First Amendment Date, subject to the rights of Specified Tenant under Section 13 of the Specified Tenant Lease. Specified Tenant is required to commence payment of base rental payments under the Specified Tenant Lease on the Commencement Date (as defined in the Specified Tenant Lease), which is the date of mutual execution and delivery of the Specified Tenant Lease by Borrower and Specified Tenant (except during the Rent Abatement Period (as defined in the Specified Tenant Lease) as expressly set forth in Section 4(D) thereof). (ii) With respect to each Lease (including, without limitation, the Specified Tenant Lease), (A) Borrower is the owner of landlord’s interest in such Lease, (B) other than with respect to Permitted Encumbrances, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of such Lease, (C) such Lease is in full force and effect, the tenants thereunder have accepted possession of and are in occupancy of all of their respective demised premises, are open for business, and are paying (except, with respect to Specified Tenant only, during the Rent Abatement Period (as defined in the Specified Tenant Lease) as expressly set forth in Section 4(D) thereof) full, unabated rent, and no tenant under such Lease has given Borrower any notice of its intent to terminate such Lease or vacate the leased premises (and, except with respect to the termination of the Master Lease as described in Section 3 of the First Amendment, Borrower has no knowledge that any such tenant intends to so terminate or vacate), (D) Borrower has not received written notice from any tenant under such Lease claiming that Borrower (or any prior landlord) is in default thereunder, and to the knowledge of Borrower there are no defaults under such Lease by any party thereto, (E) no Revenue has been paid more than one (1) month in advance of its due date, (F) all work to be performed by Borrower (or any prior landlord) under such Lease has been performed as required and has been accepted by the applicable tenant, (G) any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant (except, with respect to Specified Tenant only, the abatement

11 64265970.6 of Monthly Base Rent and Direct Expenses (as each such term is defined in the Specified Tenant Lease) during the Rent Abatement Period (as defined in the Specified Tenant Lease) as expressly set forth in Section 4(D) thereof), (H) all security deposits are held by Borrower in accordance with the terms of such Lease and applicable Legal Requirements, (I) no tenant under such Lease is a debtor in state or federal bankruptcy, insolvency, or similar proceeding, (J) other than Master Tenant under the Master Lease, no tenant under such Lease (or any sublease) is an Affiliate of Borrower, (K) except, in each case, in accordance with the express provisions of this Agreement, no tenant has assigned any interest in such Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises, (L) other than brokerage fees in connection with the Specified Lease, all of which shall be fully paid in accordance with the terms set forth in the First Amendment, there are no brokerage fees or commissions due and payable in connection with such Lease, and no such fees or commissions will become due and payable in the future in connection with such Lease, including by reason of any extension of such Lease or expansion of the space leased thereunder, in each case except as has previously been disclosed to Lender in writing, (M) no tenant under such Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part (except, with respect to Specified Tenant only, in accordance with the Right of First Offer to Purchase (as defined in the Specified Tenant Lease) in favor of Specified Tenant set forth in Section 27 of the Specified Tenant Lease), (N) no tenant under such Lease has any right or option for additional space in the Improvements, (O) other than as expressly permitted under the Master Lease and/or the Specified Tenant Lease, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under such Lease on or about the leased premises nor does Borrower have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, and (P) such Lease (including any renewal or expansion options) provides that it is subordinate to the Security Instrument and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale.” (g) Section 5.1.1(b)(i)(G) of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following provision: “cease to operate the Property, or permit the Property to cease to be operated, exclusively as a life sciences research related manufacturing and office facility together with other appurtenant and related uses (other than temporary cessation in connection with any continuous and diligent

12 64265970.6 renovation or restoration of the Property following a Casualty or Condemnation), or change the trade name or names under which it operates or leases the Property.” (h) Section 5.1.2(h)(v) of the Loan Agreement is hereby deleted in its entirety from the Loan Agreement and replaced with the following provision: “[Intentionally Omitted]” (i) In Section 1.1 (except for the definitions of “Borrower Party”, “Complete”, “Master Lease”, “Master Lease Payments”, “Master Lease SNDA”, “Master Tenant” and “Third Party Sale”), Section 2.1.6(x), Section 2.3.1(f), Section 3.1(a), Section 3.1(b)(ix), Section 3.2.1(c), Section 3.2.2.(c), Section 4.1.2(a), Section 5.1.1(f)(iv)(B)(III), Section 5.1.2(h)(i), Section 6.4(b)(iiii), Section 8.3(xi) and Exhibit E, all references to “Master Lease” are hereby deleted in their entirety and replaced with “Specified Tenant Lease” and all references to “Master Tenant” are hereby deleted in their entirety and replaced with “Specified Tenant”. (j) All references to the “Master Lease Payments” in Section 3.1(a) are hereby deleted in their entirety and replaced with “Specified Lease Payments”. 5. Amendments to Loan Documents. (a) Intentionally omitted. (b) The definition of “Ordinary Course Hazardous Substances” set forth in Section 1 of the Environmental Indemnity is hereby deleted in its entirety from the Environmental Indemnity and replaced with the following definition: “Ordinary Course Hazardous Substances” means, collectively, (a) consumer products and pre-packaged materials containing Hazardous Substances used in the ordinary course of maintaining or operating the Property, (b) construction materials and fuels that are or contain Hazardous Substances used in the ordinary course of constructing the Project, and (c) Hazardous Substances used by Specified Tenant in the ordinary course of biotechnology research and development and expressly permitted under the Specified Lease, in each case, of kinds and in amounts ordinarily and customarily used or stored in similar properties for such purposes and only so long as, in each case, such products and materials are used, stored, held, handled and disposed of in compliance with all applicable Environmental Laws. (c) The definition of “Guarantor Net Worth” set forth in Schedule 1 of the Recourse Guaranty is hereby deleted in its entirety from the Recourse Guaranty and replaced with the following definition: “Guarantor Net Worth” means, at any time: (i) the consolidated total assets of Guarantor and its wholly owned subsidiaries (including, without limitation, Borrower) located in the United States (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and

13 64265970.6 expense, deferred research and development costs, deferred marketing expenses, and other like intangibles), as reported in Guarantor’s quarterly and annual filings with the U.S. Securities and Exchange Commission (the “SEC Filings”), determined in accordance with GAAP, minus (ii) the total liabilities of Guarantor as reported in the SEC Filings (including, without limitation, such Guarantor’s Contingent Liabilities that have accrued under GAAP, accrued and deferred income taxes, and any reserves against assets) determined in accordance with GAAP; provided, however, in no event shall Guarantor’s Net Worth be calculated to include either (a) the value of the Property or (b) any assets or liabilities associated with the Specified Lease, and, provided, further, for the avoidance of doubt, Guarantor’s Contingent Liabilities shall not include the outstanding principal balance of the Loan or the Mezzanine Loan unless the same shall constitute Contingent Liabilities of Guarantor pursuant to the definition thereof. 6. Payments. (a) Borrower shall pay to Oxford I Asset Management USA Inc., a Delaware corporation, a modification fee (the “Amendment Fee”) as of the Amendment Date equal to $68,750. (b) Borrower shall (i) pay to CBRE, not later than the date (the “Broker Payment Outside Date”) that is the earlier of (x) the date on which any fees owed to CBRE in any way relating to or arising, directly or indirectly, from the negotiation and execution of the Specified Tenant Lease, become due and payable, and (y) July 12, 2024, all fees owed to CBRE in any way relating to or arising, directly or indirectly, from the negotiation and execution of the Specified Tenant Lease, and (ii) deliver to Lender, on or prior to the Broker Payment Outside Date, evidence reasonably acceptable to Lender of Borrower’s payment of all such fees owed to CBRE. 7. Limited Effect; Reservation of Rights. Neither this Amendment nor the execution and delivery of this Amendment shall (i) operate as a waiver, release or limitation of any rights, powers or remedies of Lender under the Loan Documents, (ii) except as expressly set forth herein, constitute or evidence any waiver, estoppel, stay, release, modification, limitation, forbearance or any agreement by Lender to delay the exercise of Lender’s rights or remedies under the Loan Documents or a waiver, estoppel, stay, release, modification, limitation, forbearance or postponement of the obligations of Borrower or Guarantor under the Loan Documents, (iii) except as expressly set forth herein, be construed as an amendment, waiver, satisfaction, termination, diminishment or other modification of any provision of the Loan Agreement or any of the other Loan Documents or for any purpose, or (iv) be construed as a consent to any further or future action on the part of Borrower or Guarantor that would require the waiver or consent of Lender. Lender reserves all rights and remedies they may have as provided in the Loan Agreement and in the other Loan Documents. 8. Release. (a) In consideration of the execution and delivery by Lender of this Amendment, the receipt and sufficiency of which consideration are hereby acknowledged, each of

14 64265970.6 Borrower and Guarantor, on behalf of itself and each of its Affiliates and their respective successors and assigns, heirs, legal representatives and constituents (collectively, the “Releasing Parties” and each a “Releasing Party”) hereby fully, forever, unconditionally and irrevocably releases, discharges and acquits the Released Parties (as defined below) of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensations, contracts, controversies, promises, variances, damages, trespasses, costs, losses, expenses and judgments of every type, kind, nature, description or character, and irrespective of how, why, by reason of what facts, whether heretofore or now existing or that could, might, or may be claimed to exist, of whatever kind or nature, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory of recovery, each as though fully set forth herein at length (collectively, a “Claim” or the “Claims”) including, without limitation, any Claims that in any way arise from or out of, are connected with, or related to the Loan, or the administration thereof, the Loan Documents, the collateral for the Loan, as well as any action or inaction of any of the Released Parties with respect to the Loan or the administration thereof, from the beginning of the world to and including the date of execution of this Amendment. As used in this Section 8, “Released Parties” means, collectively, Lender and its past, present and future affiliates, branches, participants, constituent members, partners, officers, directors, agents, attorneys (including external counsel), accountants, lenders, agents, employees, servants, representatives, successors, heirs and assigns, and all persons, firms corporations, and organizations acting on its behalf. (b) Each of Borrower and Guarantor acknowledges and agrees that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and each of Borrower and Guarantor further agrees, represents and warrants that the waivers and releases in this Section 8 have been negotiated and agreed upon in light of that realization and that each of Borrower and Guarantor nevertheless hereby intends to fully, forever and irrevocably release, discharge and acquit the Released Parties from any such unknown Claims. (c) Each of Borrower and Guarantor covenants and agrees never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against the Released Parties by reason of or in connection with any Claim with respect to which Releasing Parties have released Released Parties pursuant to Section 8(a) above. If either of Borrower or Guarantor (and/or any of their respective Affiliates or the respective successors and assigns, heirs, legal representatives and constituents of Borrower and/or Guarantor and/or any of its Affiliates) violates the covenant set forth in the immediately preceding sentence, each of Borrower and Guarantor agree to pay, in addition to such other damages as any of the Released Parties may sustain as a result of such violation, all attorneys’ fees and costs incurred by any of the Released Parties as a result of such violation. (d) The agreement and covenant set forth in this Section 8 on the part of each of Borrower and Guarantor is contractual, and not a mere recital, and the parties hereby acknowledge and agree that no liability whatsoever is admitted on the part of any party, except the obligations of Borrower to Lender arising under the Loan Documents to which Borrower is a party

15 64265970.6 and the obligations of Guarantor to Lender arising under the Loan Documents to which Guaranty is a party. 9. Confirmation. This Amendment constitutes a “Loan Document” as defined in the Loan Agreement. If any party hereto fails to perform any obligation under this Amendment, or if any representation or warranty in this Amendment is not true and correct (following the expiration of any applicable cure period with respect thereto provided in the Loan Agreement, including, without limitation, the cure periods set forth in Section 7.1 of the Loan Agreement), the same shall, at Lender’s option, constitute an immediate Event of Default and Lender may exercise any rights and remedies under the Loan Documents. Except as expressly modified and amended hereby, each of Borrower and Guarantor hereby (i) unconditionally ratifies and confirms, renews and reaffirms, in all respects and without condition, all of its obligations, indebtedness and liabilities under the Loan Agreement and the other Loan Documents to which it is a party and all of the terms, covenants and conditions set forth in the Loan Agreement and the other Loan Documents to which it is a party, (ii) acknowledges and agrees that such obligations remain in full force and effect, binding on and enforceable against each of Borrower and Guarantor in accordance with the terms, covenants and conditions of the Loan Agreement and the other Loan Documents to which it is a party, without modification (except as set forth herein) or impairment, and each of Borrower and Guarantor remains unconditionally liable to Lender subject to and in accordance with the terms, covenants and conditions of the Loan Agreement and the other Loan Documents to which it is a party, (iii) unconditionally ratifies and acknowledges the validity and binding nature, both as of the Closing Date and on the date hereof, of all of Lender’s rights and remedies under the Loan Documents, as amended by this Amendment, and (iv) acknowledges and agrees that all sums advanced by Lender under the Loan Documents are duly and properly secured by a Lien on the Property to the full extent thereof, without defense, offset, claim, or counterclaim of any kind whatsoever. 10. Modifications, Waivers, Entire Agreement. No modification, amendment, extension, discharge, diminishment, satisfaction, termination or waiver of any provision of this Amendment, or of any of the other Loan Documents, nor consent to any departure by Borrower and/or Guarantor therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against which enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. This Amendment, the Loan Agreement (as modified hereby), the Guarantees and the other Loan Documents contain the entire agreement between the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior or contemporaneous agreements, understandings, representations, and statements, among or between such parties, whether oral or written, are superseded by the terms of this Amendment, the Loan Agreement (as modified hereby), the Guarantees and the other Loan Documents. 11. Voluntary Act; Advice from Independent Counsel; Judicial Interpretation. Borrower, Guarantor and Lender represent and warrant that (a) each of them is represented by competent legal counsel of their choice, (b) each of them has consulted with counsel regarding this Amendment, (c) each of them has read, fully understood, and is fully aware of each of the terms and conditions contained herein, (d) each of them and their counsel has been afforded an opportunity to review, negotiate and modify the terms of this Amendment, (e) each of them has voluntarily and without coercion, duress or undue influence of any kind entered into this

16 64265970.6 Amendment, and (f) each of them intends to be bound by this Amendment. In accordance with the foregoing, should any provisions of this Amendment require judicial interpretation, it is expressly acknowledged and agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party hereto by reason of the rule of construction that a document is to be construed more strictly against the party that itself or through its counsel or agent prepared the same, it being expressly acknowledged and agreed that all parties hereto have participated in the preparation of this Amendment. 12. No Novation. The parties do not intend this Amendment nor the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Borrower or Guarantor under or in connection with the Loan Documents. Further, the parties do not intend this Amendment or the transactions contemplated hereby to affect the priority of any of Lender’s liens in any of the collateral securing the Debt in any way, including, but not limited to, the liens, security interests and encumbrances created by the Security Instrument and the other Loan Documents. 13. Costs and Expenses. Borrower and Guarantor agree that all of Lender’s out-of- pocket costs and expenses in connection with the preparation, execution and delivery of this Amendment and any discussions or correspondences prior to the date of this Amendment, including, in each case, without limitation, the reasonable fees and disbursements of counsel for Lender actually incurred (collectively, the “Costs and Expenses”) are secured by the Loan Documents. As a condition precedent to Lender entering into this Amendment, Borrower and/or Guarantor shall have paid to Lender all of the Costs and Expenses incurred in connection with this Amendment. 14. Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Amendment and shall be considered prima facie evidence of the facts and documents referred to therein. The parties hereto hereby approve the recitals hereof and agree that said recitals are true and correct in all respects. 15. Conflicts. Except as expressly modified pursuant to this Amendment, all of the terms, covenants and provisions of the Loan Agreement and the other Loan Documents shall continue in full force and effect. In the event of any conflict or ambiguity between the terms, covenants, and provisions of this Amendment and those of the Loan Agreement or the other Loan Documents, the terms, covenants, and provisions of this Amendment shall control. 16. Governing Law; Trial by Jury. The provisions of Section 10.3 and Section 10.7 of the Loan Agreement are hereby incorporated by reference as if fully set forth herein. 17. Successors and Assigns. This Amendment shall be binding upon each party hereto and such party’s successors and assigns and shall inure to the benefit of each party hereto and such party’s successors and permitted assigns. Notwithstanding the foregoing, neither Borrower nor Guarantor may assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof, and any attempted assignment, transfer or set-over shall be null and void.

17 64265970.6 18. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties or signatories hereto may execute this Amendment by signing any such counterpart. Further, this Amendment may be executed by portable document format (.pdf) signature or other electronic means (including electronic signature system providers such as DocuSign, Inc.), or TIF (or other similar format), such that execution of this Amendment by portable document format (.pdf) signature or other electronic means (including electronic signature system providers such as DocuSign, Inc.), or TIF (or other similar format) shall be deemed effective for all purposes as though this Amendment was executed as a “blue ink” original. 19. Severability. The provisions hereof are intended to be severable. Any provisions hereof, or the application thereof to any Person or circumstance, which, for any reason, in whole or in part, is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (or the remaining portions of such provision) or the application thereof to any other Person or circumstance, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision (or portion thereof) or the application thereof to any Person or circumstance in any other jurisdiction. 20. Headings. The section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose. 21. Submission of Amendment. The submission of this Amendment to Borrower and Guarantor or any of their respective agents or attorneys for review or signature does not constitute a commitment or agreement by Lender to modify the Loan Documents as more particularly set forth herein, and this Amendment shall have no force or effect unless the signatures of Lender and each of the other parties hereto shall have been fully executed and delivered. 22. Further Assurances. At any time or from time to time, upon the request of Lender, Borrower and Guarantor shall execute and deliver such further documents and do such other acts and things as Lender may reasonably request in order to effect fully the purposes of this Amendment, provided that the same shall not increase the obligations or decrease the rights of Borrower or Guarantor hereunder other than to a de minimis extent. 23. Joint and Several Obligations. If Borrower consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. If Guarantor consists of more than one Person, the obligations and liabilities of each such Person hereunder shall be joint and several. [Remainder of page is intentionally left blank.]

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written. BORROWER: COMPLEX THERAPEUTICS LLC, a Delaware limited liability company By: /s/Sandeep Laumas Name: Sandeep Laumas Title: Authorized Signatory

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents] GUARANTOR: INSTIL BIO, INC., a Delaware corporation By: /s/ Sandeep Laumas Name: Sandeep Laumas Title: Chief Financial Officer and Chief Business Officer

[Signature Page to First Amendment to Loan Agreement and Omnibus Amendment to Loan Documents] LENDER: OP USA DEBT HOLDINGS II LIMITED PARTNERSHIP, an Ontario limited partnership By: OP USA DEBT GP II INC., its general partner By: /s/ David Holmes Name: David Holmes Title: Vice President By: /s/ Brady McLeod Name: Brady L. McLeod Title: Assistant Secretary